Exhibit 99.1

News Release

MoneyOnMobile, Inc. Schedules
Second Quarter 2017 Earnings Conference Call

Dallas, Texas and Mumbai, India - (November 11, 2016) - MoneyOnMobile, Inc. (OTCQX: MOMT) will provide an operational update and unaudited financial results of the company's second quarter of fiscal year 2017 during a conference call and webcast on Monday, November 14, 2016 at 12 p.m. CDT (1 p.m. EDT). Harold Montgomery, CEO, and Scott Arey, CFO, will present from Dallas, Texas.

Participants within the U.S. can join the call and webcast by dialing 1-888-656-7428. Those dialing in from outside the U.S. can call +1-913-312-0635. The Conference ID is 9916915. Access to the presentation can be obtained via the following link: http://public.viavid.com/index.php?id=121990.

An archived version of the webcast will be published on the MoneyOnMobile, Inc. website's "Investors Relations" page at http://investors.moneyonmobile.in following the live webcast.

About MoneyOnMobile
MoneyOnMobile, Inc. is India’s largest mobile payments technology and processing company offering digital payment services to cash using businesses and consumers. The company covers all of India with a single source solution reaching the cash using population of businesses and consumers. MoneyOnMobile services enable Indian businesses and consumers to use their mobile phones to pay for goods and services or transfer funds from one cell phone to another using simple SMS text functionality instead of cash. Read about MoneyOnMobile in The New York Times at New York Times - MoneyOnMobile and the company’s web site at http://www.moneyonmobile.in.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 19, 2016. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
MoneyOnMobile
Investors@moneyonmobile.in